Exhibit 99.1

MIVA, Inc.	Press Release

U.S. MIVA Investor Relations Contact Peter Weinberg peter.weinberg@miva.com (239) 561-7229

MIVA Announces First Quarter 2007 Results
Reports Positive Adjusted EBITDA, Excluding Restructuring Charges
FORT MYERS, FL. — May 7, 2007 — MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the first quarter ended March 31, 2007.
First Quarter 2007 Results Summary:
•	Revenue of $43.2 million in Q1 2007, compared to revenue of $43.5 million in Q4 2006. MIVA Direct’s revenue increased by 28.8% sequentially from $10.5 million in Q4 2006 to $13.5 million in Q1 2007;

•	Gross margins of 52.9% in Q1 2007, compared to 46.5% in Q4 2006;

•	EBITDA loss of $2.8 million in Q1 2007, which included $3.1 million in restructuring charges, compared to an EBITDA loss of $4.2 million in Q4 2006;

•	Adjusted EBITDA(1) (excluding restructuring charges of $3.1 million) of $0.3 million, compared to an Adjusted EBITDA loss of $4.2 million in Q4 2006 and;

•	GAAP net loss of $5.3 million or $(0.17) per basic share in Q1 2007, compared to GAAP net loss of $6.2 million or $(0.20) per basic share in Q4 2006.
“During the quarter we achieved positive Adjusted EBITDA, excluding restructuring charges. We believe the increase in revenue mix from our higher-margin MIVA-owned primary traffic on top of a more efficient operating cost base will enable us to achieve break-even EBITDA in Q2 2007, even off a lower anticipated revenue base,” said Peter Corrao, chief executive officer of MIVA.
“We are encouraged with the direction of MIVA’s first quarter performance. We achieved significant margin improvement that validates our strategy for transitioning into more of an online consumer-oriented direct marketer. Our mix-shift into MIVA-owned primary traffic accelerated and helped facilitate the margin expansion. We extended our consumer audience reach through our toolbar products and websites, and generated considerable progress in the monetization of our MIVA-owned audience. This monetization gain was due primarily to our new advertisement listings provider and our investments in ad spend at MIVA Direct. MIVA Direct, our primary traffic business, contributed 31.3% of total revenue or $13.5 million in the quarter, up 28.8% over Q4 2006. Our MIVA Media third-party ad network generally performed to plan.”
First Quarter Results
Revenue was $43.2 million in Q1 2007, compared to revenue of $43.5 million in Q4 2006. Although consolidated revenue was essentially flat, MIVA Direct’s revenue increased by 28.8% sequentially from Q4 2006 to Q1 2007.

Gross margins were 52.9% in Q1 2007, compared to 46.5% in Q4 2006. Gross margin improvement was due in part to the increasing mix of higher-margin MIVA Direct revenue.
Operating expenses were $28.2 million in Q1 2007, compared to $27.2 million in Q4 2006. The $1.0 million increase in operating expenses includes $3.1 million in restructuring charges and approximately $0.8 million in incremental advertising spend for MIVA Direct.
Q1 2007 operating expenses included $2.1 million in non-cash stock compensation, compared to $1.4 in Q4 2006.
EBITDA was a loss of $2.8 million in Q1 2007, compared to an EBITDA loss of $4.2 million in Q4 2006. Q1 2007 EBITDA included $3.1 million in restructuring charges and approximately $0.8 million in incremental advertising spend for MIVA Direct.
Adjusted EBITDA was $0.3 million in Q1 2007, compared to an Adjusted EBITDA loss of $4.2 million in Q4 2006. Q1 2007 Adjusted EBITDA excludes the $3.1 million restructuring charge. There were no adjustments in Q4 2006.
GAAP net loss was $5.3 million, or $(0.17) per basic share in Q1 2007. This compares to GAAP net loss of $6.2 million, or $(0.20) per basic share in Q4 2006.
Adjusted net loss(1) was $1.0 million or $(0.03) per basic share in Q1 2007, compared to an Adjusted net loss of $3.9 million or $(0.12) per basic share in Q4 2006. Q1 2007 Adjusted net loss excluded $1.2 million in amortization and $3.1 million in restructuring charges. Q4 2006 Adjusted net loss excluded $1.5 million in amortization and $0.9 million in tax expense related to adjustments of net operating losses carried over from entities acquired in 2004.
Cash, cash equivalents, and short-term investments were $21.4 million at March 31, 2007, a decrease of $8.2 million from December 31, 2006. The decrease in cash was due primarily to normal operating expenses, restructuring charges and 2006 target bonus payments. Additionally, several large remittances expected in March 2007 were received in the first week of April. As of April 30, 2007, the Company had approximately $23.0 million in cash and cash equivalents.
As of March 31, 2007, the Company had an active base of 346 full time employees, down from 401 at December 31, 2006. The decrease of 55 full time employees over the first quarter was primarily due to the Company’s Q1 2007 restructuring plan. As a result of the full impact from the Company’s Q1 2007 restructuring plan, the Company’s active employee base is expected to decrease to approximately 320 full time employees by the end of May 2007.
First Quarter Metrics by Business

	Revenue		Paid clicks		Gross Margin		TAC (Net)
	(Mil.)		(Mil.)
Business	Q1'07	Q4'06	Q1'07	Q4'06	Q1'07	Q4'06	Q1'07	Q4'06
Media U.S.	$15.2	$16.4	254	251	34%	31%	60%	63%
Media E.U.	$14.0	$16.2	75	81	33%	32%	59%	59%
Direct(*)	$13.5	$10.5	—	—	94%	92%	—	—
Small Business/Other	$0.5	$0.4	—	—	94%	87%	—	—

Consolidated	$43.2	$43.5	329	332	53%	47%	60%	61%

(*) MIVA Direct’s gross margin excludes advertising spend of $7.5 million in Q1 2007 and $6.6 million in Q4 2006, which is included in consolidated operating expenses within the marketing, sales, and service category. The approximate $0.8 million increase in spend was due primarily to increased investment in European and U.S. markets to build our toolbar distribution. The total paid clicks metric does not reflect clicks generated through our MIVA-owned primary traffic business, MIVA Direct, including our toolbar products.
(1) MIVA believes that “Adjusted EBITDA” and “Adjusted net income/loss” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation, and amortization) plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Historically, MIVA calculated Adjusted EBITDA and Adjusted net income/loss by adding non-cash compensation expense to the calculation. Beginning in Q4 2006, MIVA discontinued this practice. MIVA believes the use of these measures does not lessen the importance of GAAP measures.
Business Outlook
The Company is forecasting Q2 2007 revenue of approximately $40.0 million. The expected decrease from the first quarter is attributed to the previously announced expiration of one of our private label agreements, the culling of unprofitable partnerships in our MIVA Media EU business, and the expected impact of seasonality within our business.
The Company expects to achieve break-even EBITDA in Q2 2007. The anticipated marginal decrease versus first quarter EBITDA (excluding restructuring charges) is due to seasonally lower Media revenue, partially offset by lower operating expenses.
The Company expects cash and cash equivalents to be approximately $23.0 million as of June 30, 2007.
Management Conference Call
Management will participate in a conference call to discuss the full results for the Company on May 7, 2007, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.
A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Peter Weinberg of MIVA, Inc. at peter.weinberg@miva.com.

About MIVA®, Inc.
MIVA (NASDAQ:MIVA) is a leading online advertising network, dedicated to helping businesses grow. MIVA connects millions of buyers with sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximize revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company operates in North America and Europe.
Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, but are not limited to statements regarding (i) expected savings from our first quarter 2007 restructuring plan, (ii) expected impact on gross margin from our new strategy, (iii) our ability to and the timing of attaining positive EBITDA, (iv) our future employee headcount, (v) our operating and financial performance in Q2 2007, (vi) expected charges from our restructuring, and (vii) future cash levels. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill impairment charges that materially adversely affect our earnings and our operating results; the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2006 and its most recent Form 10-Q. MIVA undertakes no obligation to update the information contained herein.
Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss” and “Adjusted Net Income,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these two financial measures to net income/loss and net income/loss per share for the three months ended March 31, 2007 included in this press release is set forth below.
®Registered trademark of MIVA, Inc.
All other marks properties of their respective companies.

MIVA, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Revenues	$43,156	$44,412
Cost of services	20,348	21,432

Gross profit	22,808	22,980
Operating expenses
Marketing, sales, and service	12,865	11,905
General and administrative	9,170	10,439
Product development	1,830	2,224
Amortization	1,235	2,194
Restructuring Charges	3,057	—

Total operating expenses	28,157	26,762

Loss from operations	(5,349)	(3,782)
Interest income, net	158	166
Exchange rate gain	53	23

Loss before provision for income taxes	(5,138)	(3,593)
Income tax expense	184	227

Net loss	$(5,322)	$(3,820)

Loss per share
Basic	$(0.17)	$(0.12)

Diluted	$(0.17)	$(0.12)

Weighted-average number of common shares outstanding
Basic	31,526	31,188

Diluted	31,526	31,188

	Three Months	Three Months
	Ended	Ended
	March 31, 2007	December 31, 2006
	(unaudited)	(unaudited)
Revenues	$43,156	$43,503
Cost of services	20,348	23,270

Gross profit	22,808	20,233
Operating expenses
Marketing, sales, and service	12,865	12,635
General and administrative	9,170	10,635
Product development	1,830	2,501
Amortization	1,235	1,479
Restructuring Charge	3,057	—

Total operating expenses	28,157	27,250

Loss from operations	(5,349)	(7,017)
Interest income, net	158	250
Exchange rate gain	53	77

Loss before provision for income taxes	(5,138)	(6,690)
Income tax expense	184	(452)

Net loss	$(5,322)	$(6,238)

Loss per share
Basic	$(0.17)	$(0.20)

Diluted	$(0.17)	$(0.20)

Weighted-average number of common shares outstanding
Basic	31,526	31,439

Diluted	31,526	31,439

MIVA, Inc.
Reconciliations to Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

Additional information:	Three Months	Three Months
	Ended	Ended
	March 31, 2007	March 31, 2006
Adjusted EBITDA	$256	$(1,151)

Adjusted net loss	$(1,030)	$(2,545)

Adjusted net loss per share	$(0.03)	$(0.08)

Additional information:	Three Months	Three Months
	Ended	Ended
	March 31, 2007	December 31, 2006
Adjusted EBITDA	$256	$(4,159)

Adjusted net loss	$(1,030)	$(3,849)

Adjusted net loss per share	$(0.03)	$(0.12)

	Three Months	Three Months
Reconciliation of Net Income (Loss) to Adjusted EBITDA	Ended	Ended
	March 31, 2007	March 31, 2006
Net income (loss)	$(5,322)	$(3,820)
Interest income, net and exchange rate gain	(211)	(189)
Taxes	184	227
Depreciation	1,313	1,347
Amortization	1,235	2,194

EBITDA	(2,801)	(241)
Restructuring Charges	3,057	—
Gain on lease termination	—	(910)

Adjusted EBITDA	$256	$(1,151)

	Three Months	Three Months
Reconciliation of Net Income (Loss) to Adjusted EBITDA	Ended	Ended
	March 31, 2007	December 31, 2006
Net income (loss)	$(5,322)	$(6,238)
Interest income, net and exchange rate gain	(211)	(327)
Taxes	184	(452)
Depreciation	1,313	1,379
Amortization	1,235	1,479

EBITDA	(2,801)	(4,159)
Restructuring Charges	3,057	—

Adjusted EBITDA	$256	$(4,159)

	Three Months	Three Months
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	Ended	Ended
	March 31, 2007	March 31, 2006
Net income (loss)	$(5,322)	$(3,820)
Amortization	1,235	2,194
Restructuring Charges	3,057	—
Gain on lease termination	—	(910)
Tax effect of above adjustments	—	(9)

Adjusted net income (loss)	$(1,030)	$(2,545)

Adjusted net income (loss) per share	(0.03)	(0.08)
Shares used in per share calculation — basic	31,526	31,188

	Three Months	Three Months
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	Ended	Ended
	March 31, 2007	December 31, 2006
Net income (loss)	$(5,322)	$(6,238)
Amortization	1,235	1,479
Restructuring Charges	3,057	—
Tax expense related to utilization of net operating losses of acquired entities	—	910

Adjusted net income (loss)	$(1,030)	$(3,849)

Adjusted net income (loss) per share	$(0.03)	$(0.12)
Shares used in per share calculation — basic	31,526	31,439

MIVA, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS

CURRENT ASSETS
Cash, cash equivalents & short-term investments	$21,380	$29,588
Accounts receivable, less allowance for doubtful accounts of $1,160 and $1,299, respectively	24,108	20,654
Deferred tax assets	60	60
Income tax receivable	1,040	1,471
Prepaid expenses and other current assets	1,954	1,634

Total current assets	48,542	53,407

PROPERTY AND EQUIPMENT — NET	13,705	15,446
INTANGIBLE ASSETS
Goodwill	28,590	28,566
Vendor Agreements, net	1,607	1,704
Other intangible assets, net	5,584	6,098
OTHER ASSETS	1,084	1,081

Total assets	$99,112	$106,302

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$13,754	$14,829
Accrued expenses	13,126	15,599
Deferred revenue	3,124	3,210
Current portion of long-term debt	1,027	1,360

Total current liabilities	$31,031	$34,998

OTHER LONG-TERM LIABILITIES	1,124	395

Total liabilities	$32,155	$35,393

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 33,106 and 32,805, respectively; outstanding 31,554 and 31,512, respectively	33	33
Additional paid-in capital	262,582	259,353
Treasury stock; 1,552 and 1,293 shares at cost, respectively	(5,882)	(4,744)
Accumulated other comprehensive income	5,525	5,548
Deficit	(195,301)	(189,281)

Total stockholders’ equity	66,957	70,909

Total liabilities and stockholders’ equity	$99,112	$106,302